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                                                                      Exhibit 21

                            PIONEER COMPANIES, INC.
                                  SUBSIDIARIES

Name of Company                                                                               Jurisdiction
---------------                                                                               ------------
Pioneer Companies, Inc.                                                                       Delaware
         Pioneer Americas Acquisition Corp.                                                   Delaware
                 Pioneer Americas, Inc.                                                       Delaware
                          All-Pure Chemical Co.                                               California
                                  All-Pure Chemical Northwest, Inc.                           Washington
                                  T.C. Holdings, Inc.                                         New Mexico
                                           T.C. Products, Inc.                                Washington
                          Imperial West Chemical Co.                                          Nevada
                          Pioneer Chlor Alkali Company, Inc.                                  Delaware
                                  Black Mountain Power Company                                Texas
                                  G.O.W. Corporation                                          Nevada
                                  Pioneer Chlor Alkali International, Inc.                    Barbados
                          Pioneer (East), Inc.                                                Delaware
         Pioneer Water Technologies, Inc.                                                     Delaware
                 KWT Holdings, Inc.                                                           Delaware
                          Kemwater North America Company1                                     Delaware
                                  KWT, Inc.                                                   Delaware
         Dairy Holdings, Inc.                                                                 Delaware
                 Old Atlanta, Inc.                                                            Delaware
                 Old Jacksonville, Inc.                                                       Delaware
                 Old Johnson City, Inc.                                                       Delaware
         Good Foods Acquisition Corp.                                                         Delaware
         SEFCO Holdings, Inc.                                                                 Florida




1 Fifty percent of the common stock is owned by Kemwater North America Company, and 50% of the common stock is owned by Imperial West Chemical Co.